EXHIBIT 10.3                               CONFIDENTIAL TREATMENT
                                   GENOMETRIX INCORPORATED HAS REQUESTED
                                   THAT THE MARKED PORTIONS OF THIS DOCUMENT
                                   BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT
                                   TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.









                                  May 19, 1994

                      MASSACHUSETTS INSTITUTE OF TECHNOLOGY
                            GENOMETRIX, INCORPORATED
                            PATENT LICENSE AGREEMENT

                                   (EXCLUSIVE)

                      MASSACHUSETTS INSTITUTE OF TECHNOLOGY
                             GENOMETRIX INCORPORATED
                            PATENT LICENSE AGREEMENT

         This Agreement is made and entered into this May 27, 1994, (the "Effective Date") by and between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139, U.S.A. (hereinafter referred to as "M.I.T."), and GENOMETRIX INCORPORATED, a corporation duly organized and existing under the laws of Delaware and a company having its principal office at c/o Houston Advanced Research Center, 4800 Research Forest Drive, The Woodlands, TX 77381 (hereinafter referred to as "LICENSEE").

                                   WITNESSETH

         WHEREAS, M.I.T., the Houston Advanced Research Center, having its principle address at 4800 Research Forest Dr., The Woodlands, TX 77381 (hereinafter "HARC"), and the Baylor College of Medicine, having its principle address at 1709 Dryden, Houston, TX 77030 (hereinafter "BMC") are the owners of and have the right to grant licenses under certain PATENT RIGHTS (as later defined herein) relating to M.I.T. Case No. Case 5722L "Genosensors For DNA Decoding" By Kenneth Beattie, Barry Burke, Change-Lee Chen, Mitchell Eggers, Daniel Ehrlich, Michael Hogan, Mark Hollis, Bernard Kosicki, Richard Mathews, Ralph Murphy, Dennis Rathman, and John Shumaker and M.I.T. Case No. Case 6394L "Methods And Apparatus For Detecting And Imaging Particles Using Large Format Solid State Imaging Techniques" By Mitchell Eggers, Daniel Ehrlich, Michael Hogan, Mark Hollis, Bernard Kosicki,


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and Robert Reich and has the right to grant licenses under said PATENT RIGHTS, subject only to a royalty-free, nonexclusive license heretofore granted to the United States Government;

         WHEREAS, M.I.T. desires to have the PATENT RIGHTS developed and commercialized to benefit the public and is willing to grant a license thereunder;

         WHEREAS, LICENSEE has represented to M.I.T., to induce M.I.T. to enter into this Agreement, that LICENSEE is knowledgeable with respect to products similar to the LICENSED PRODUCT(s) (as later defined herein) and/or the use of the LICENSED PROCESS(es) (as later defined herein) and that it shall commit itself to a thorough, vigorous and diligent program of exploiting the PATENT RIGHTS so that public utilization shall result therefrom; and

         WHEREAS, LICENSEE desires to obtain a license under the PATENT RIGHTS upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

                                 1. DEFINITIONS

         For the purposes of this Agreement, the following words and phrases shall have the following meanings: 1.1 "LICENSEE" shall include a related company of GENOMETRIX INCORPORATED, the voting stock of which is directly or indirectly at least fifty percent (50%) owned or controlled by GENOMETRIX INCORPORATED, an organization which directly or indirectly controls more than fifty percent (50%) of the voting stock of GENOMETRIX INCORPORATED and an organization, the majority ownership of which is directly or indirectly common to the ownership of GENOMETRIX INCORPORATED.


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



         1.2 "PATENT RIGHTS" shall mean all of the following M.I.T., HARC, and BCM intellectual property:

                  a. the United States and foreign patents and/or patent applications listed in Appendices A and B;

                  b. United States and foreign patents issued from the applications listed in Appendices A and B and from divisionals, continuations, revisions and reexaminations of these applications;

                  c. claims of U.S. and foreign continuation-in-part applications, and of the resulting patents, which are directed to subject matter specifically described in the U.S. and foreign applications listed in Appendices A and B;

                  d. claims of all foreign patent applications, and of the resulting patents, which are directed to subject matter specifically described in the United States patents and/or patent applications described in a, b or c above; and

                  e. any reissues of United States and foreign patents described in a, b or c above.

         1.3 A "LICENSED PRODUCT" shall mean any product or part thereof which:

                  a. is covered in whole or in part by a VALID CLAIM or a pending claim asserted in good faith contained in the PATENT RIGHTS in the country in which any such product or part thereof is made, used or sold; or

                  b. is manufactured by using a process which is covered in whole or in part by a VALID CLAIM or pending claim asserted in good faith contained in the PATENT RIGHTS in the country in which any LICENSED PROCESS is used or in which such product or part thereof is used or sold.

         1.4 A "LICENSED PROCESS" shall mean any process which is covered in whole or in part by a VALID CLAIM or a pending claim asserted in good faith contained in the PATENT RIGHTS.


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


                                            CONFIDENTIAL MATERIAL OMITTED AND
                                            FILED SEPARATELY WITH THE SECURITIES
                                            AND EXCHANGE COMMISSION. ASTERISKS
                                            DENOTE SUCH OMISSIONS.

         1.5 "NET SALES" shall mean LICENSEE's and its sublicensees' billings for LICENSED PRODUCTS and LICENSED PROCESSES sold hereunder less the sum of the following:
                  a.       discounts allowed in amounts customary in the trade;

                  b. sales, tariff duties and/or use taxes directly imposed and with reference to particular sales;

                  c.       packing and crating charges separately stated;

                  d.       outbound transportation prepaid or allowed;

                  e.       amounts allowed or credited on returns, and

                  f. amounts paid to third parties to collect monies due from sublicensees.

         No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by LICENSEE and on its payroll, or except as provided above, for cost of collections. LICENSED PRODUCTS shall be considered "sold" when billed out or invoiced.

         1.6      "TERRITORY" shall mean worldwide.

         1.7 A "VALID CLAIM" shall mean a claim of an issued, unexpired patent contained in the PATENT RIGHTS so long as such claim shall not have been held invalid in an unappealed or unappealable decision rendered by a court of competent jurisdiction.

         1.8 "FIELD OF USE" shall mean all fields of use except the field of use of a
*********************************************************************, which term "GENOSENSOR SYSTEM" is defined in a Collaboration Agreement among M.I.T., Beckman Instruments, Inc., GENOMETRIX and certain others, dated May 28, 1993 and amended November 5, 1993 to read:


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

                  "the system developed by the PARTIES as generally described in the AWARD proposal for detecting hybridization of target DNA/RNA to known DNA/RNA, PNA or other nucleic acid analog probes. The system will be used only for high and/or low resolution sequence determination and will consist of a microfabricated semiconductor device ("GENOSENSOR CHIP" or "CHIP") designed to be used with an array of probes attached to a solid support, means for exposing the array of probes to target DNA/RNA (the sample), means for detecting whether or not (and where) hybridization has occurred and means for reporting the results. The solid support can be the GENOSENSOR CHIP itself or a separable support."

                                    2. GRANT

         2.1 M.I.T. hereby grants to LICENSEE the right and license in the TERRITORY for the FIELD OF USE to practice under the PATENT RIGHTS and, to the extent not prohibited by other patents, to make, have made, use, lease, sell and import LICENSED PRODUCTS and to practice the LICENSED PROCESSES, until the end of the term for which the PATENT RIGHTS are granted unless this Agreement shall be sooner terminated according to the terms hereof.

         2.2 LICENSEE agrees that LICENSED PRODUCTS leased or sold in the United States shall be manufactured substantially in the United States.

         2.3 In order to establish a period of exclusivity for LICENSEE, M.I.T. hereby agrees that it shall not grant any other license to make, have made, use, lease, sell or import LICENSED PRODUCTS or to utilize LICENSED PROCESSES in the TERRITORY for the FIELD OF USE during the period of time commencing with the Effective Date of this Agreement and terminating with the expiration of ten (10) years after the Effective Date of this Agreement. If at the end of the exclusive period, LICENSEE has achieved all milestones within this agreement and has not breached this agreement, M.I.T. shall negotiate to extend the exclusive period, such negotiations shall be in good faith.


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


         2.4 At the end of the exclusive period, the license granted hereunder shall become nonexclusive and shall extend to the end of the term or terms for which any PATENT RIGHTS are issued, unless sooner terminated as hereinafter provided.

         2.5 M.I.T., HARC, and BCM reserve the right to practice under the PATENT RIGHTS for noncommercial research purposes.

         2.6 LICENSEE shall have the right to enter into sublicensing agreements for the rights, privileges and licenses granted hereunder only during the exclusive period of this Agreement. Such sublicenses may extend past the expiration date of the exclusive period of this Agreement, but any exclusivity of such sublicenses shall expire upon the expiration of LICENSEE's exclusivity. Upon any termination of this Agreement, sublicensees' rights shall also terminate, subject to Article 13.6 hereof.

         2.7 LICENSEE agrees that any sublicenses granted hereunder by it shall provide that the obligations to M.I.T. of Articles 2, 5, 7, 8, 9, 10, 12, 13, and 15 of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement. LICENSEE further agrees to attach copies of these Articles to sublicense agreements.

         2.8 LICENSEE agrees to forward to M.I.T. a copy of any and all sublicense agreements promptly upon execution by the parties.

         2.9 LICENSEE shall not receive from sublicensees anything of value in lieu of cash payments in consideration for any sublicense under this Agreement, without the express prior written permission of M.I.T., which shall not be unreasonably withheld, provided M.I.T. receives its share of value.


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



         2.10 The license granted hereunder shall not be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology not specifically set forth in Appendices A and B hereof or not otherwise within the definition of PATENT RIGHTS.

                                3. DUE DILIGENCE

         3.1 LICENSEE shall use its commercially reasonable best efforts to bring one or more LICENSED PRODUCTS or LICENSED PROCESSES to market through a thorough, vigorous and diligent program for exploitation of the PATENT RIGHTS and to continue active, diligent marketing efforts for one or more LICENSED PRODUCTS or LICENSED PROCESSES throughout the life of this Agreement.

         3.2 In addition, LICENSEE shall adhere to the following milestones:

                  a. LICENSEE shall deliver to M.I.T. on or before July 1, 1994 a business plan showing the amount of money, number and kind of personnel and time budgeted and planned for each phase of development of the LICENSED PRODUCTS and LICENSED PROCESSES and shall provide similar reports to M.I.T. on or before January 1 of each year.

                  b. LICENSEE shall raise Three Hundred Thousand Dollars ($300,000) in equity financing by October 1, 1994.

                  c. LICENSEE shall pay HARC one half (1/2) of the expenses LICENSEE has incurred at HARC by the earlier of the date of LICENSEE's initial funding outlined in 3.2b or by October 1, 1994. Said amount shall be no less than Twenty Thousand Dollars ($20,000).

                  d. LICENSEE shall pay HARC the remaining portion of the expenses LICENSEE has incurred at HARC and not paid under 3.2c in twelve (12) equal monthly installments. Said payments shall be due on the first day of the month and shall begin in the first full month following the date of LICENSEE's initial funding outlined in 3.2b.

         3.3 LICENSEE's failure to perform in accordance with Paragraphs 3.1 and
3.2 above shall be grounds for M.I.T. to terminate this Agreement pursuant to Paragraph 13.3 hereof.


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

                                            CONFIDENTIAL MATERIAL OMITTED AND
                                            FILED SEPARATELY WITH THE SECURITIES
                                            AND EXCHANGE COMMISSION. ASTERISKS
                                            DENOTE SUCH OMISSIONS.


         3.4 In addition, to maintain the provisions of this license relating to M.I.T. Case 6394 "Methods And Apparatus For Detecting And Imaging Particles Using Large Format Solid State Imaging Techniques," LICENSEE shall adhere to the following milestone:

                  LICENSEE shall make NET SALES relating to M.I.T. Case 6394 according to the following schedule:

                  1997                                        ********
                  1998                                        ********
                  1999 and each year thereafter               ********

         3.5 LICENSEE's failure to perform in accordance with Article 3.4 above shall be grounds for M.I.T. upon written notice to terminate all the provisions of this Agreement relating to M.I.T. Case 6394 "Methods And Apparatus For Detecting And Imaging Particles Using Large Format Solid State Imaging Techniques."

         3.6 In addition, to maintain the provisions of this license relating to M.I.T. Case 5722L "Genosensors For DNA Decoding," LICENSEE shall adhere to the following milestone:

                  LICENSEE shall make NET SALES relating to M.I.T. Case 5722L according to the following schedule:

                  1998                                        ********
                  1999                                        ********
                  2000 and each year thereafter               ********

                                            CONFIDENTIAL MATERIAL OMITTED AND
                                            FILED SEPARATELY WITH THE SECURITIES
                                            AND EXCHANGE COMMISSION. ASTERISKS
                                            DENOTE SUCH OMISSIONS.

         3.7 LICENSEE's failure to perform in accordance with Article 3.6 above shall be grounds for M.I.T. upon written notice to terminate all the provisions of this Agreement that relate to M.I.T. Case 5722L "Genosensors For DNA Decoding."

         3.8 In addition, in order to maintain exclusive rights to the PATENT RIGHTS relating to M.I.T. Case 6394 "Methods And Apparatus For Detecting And Imaging Particles Using Large Format Solid State Imaging Techniques," LICENSEE shall adhere to the following milestones:

                  a. LICENSEE shall develop a working model on or before January 1, 1996 and permit an in-plant inspection by M.I.T. on or before January 1, 1996, and thereafter permit in-plant inspections by M.I.T. at regular intervals with at least twelve (12) months between each such inspection.

                  b. LICENSEE shall make NET SALES relating to M.I.T. Case 6394 according to the following schedule:

                           1997                                        ********
                           1998                                        ********
                           1999 and each year thereafter               ********

         3.9 LICENSEE's failure to perform in accordance with Article 3.8 above shall be grounds for M.I.T. upon written notice to terminate the exclusive provisions of this Agreement relating to M.I.T. Case 6394 "Methods And Apparatus For Detecting And Imaging Particles Using Large Format Solid State Imaging Techniques" and to convert the license granted to M.I.T. Case 6394 by this Agreement to nonexclusive.

         3:10 In addition, in order to maintain exclusive rights to the PATENT RIGHTS relating to M.I.T. Case 5722L, LICENSEE shall adhere to the following milestones:

                                            CONFIDENTIAL MATERIAL OMITTED AND
                                            FILED SEPARATELY WITH THE SECURITIES
                                            AND EXCHANGE COMMISSION. ASTERISKS
                                            DENOTE SUCH OMISSIONS.


                  a. LICENSEE shall raise One Million Five Hundred Thousand Dollars ($1,500,000) in equity financing by December 31, 1995. Said financing to be used to commercialize M.I.T. Case 5722L.

                  b. LICENSEE shall make NET SALES relating to M.I.T. Case 5722L according to the following schedule:

                           1998                                        ********
                           1999                                        ********
                           2000 and each year thereafter               ********

         3.11 LICENSEE's failure to perform in accordance with Article 3.10 above shall be grounds for M.I.T. upon written notice to terminate the exclusive provisions of this Agreement that relate to M.I.T. Case 5722L "Genosensors For DNA Decoding" and to convert the license granted to M.I.T. Case 5722L by this Agreement to nonexclusive.

                                  4. ROYALTIES

         4.1 For the rights, privileges and license granted hereunder, LICENSEE shall pay royalties to M.I.T. in the manner hereinafter provided to the end of the term of the PATENT RIGHTS or if earlier until this Agreement shall be terminated:

                  a. Shares of common stock of LICENSEE due upon the closing of the first round of equity investment in LICENSEE for Ten Percent (10%) of the total outstanding common and preferred shares of LICENSEE at the completion of said first round of equity investment, which first round of equity investment is no less than One Million Dollars ($1,000,000). Said shares of Common Stock shall be transferred to M.I.T. at no charge. M.I.T. agrees to make to the LICENSEE customary representations required of investors in the first round of equity financing of LICENSEE. Thereafter, no additional shares shall be due to M.I.T., provided that in subsequent rounds of financing, M.I.T. shall have the right to invest in that number of additional shares of common or preferred stock of the

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                                            CONFIDENTIAL MATERIAL OMITTED AND
                                            FILED SEPARATELY WITH THE SECURITIES
                                            AND EXCHANGE COMMISSION. ASTERISKS
                                            DENOTE SUCH OMISSIONS.


                           LICENSEE as are issued by the LICENSEE in any subsequent financing in an amount equal to the percentage of the outstanding Common Stock owned by M.I.T. immediately prior to such financing provided that for purposes of determining such percentage, any shares of convertible preferred stock shall be included on an as converted basis provided, however, in any event, M.I.T.'s right of participation shall not apply to any issuance of shares of capital stock or grant of an option or other right to purchase shares of capital stock to employees, directors, officers, advisors or consultants of or to LICENSEE or in connection with license, joint venture, corporate partnering or research and development agreement or equipment or lease financing arrangements. M.I.T.'s right of purchase shall be at the same price payable by other investors in such financing. LICENSEE shall provide M.I.T. written notice of such a financing and the purchase terms and M.I.T. shall have ten (10) days to elect by written notice to the LICENSEE, to participate in such financing. M.I.T. shall be required in the event of its participation to make customary investment representations in connection with such purchase, including meeting any accreditation or suitability standards imposed by federal or state securities law. The right of purchase set forth herein shall no apply to any securities offered in a public offering and shall terminate upon the consummation of an initial public offering of the LICENSEE registered under the Securities Act of 1933.

                  b. Running Royalties in an amount equal to ************ NET SALES of the LICENSED PRODUCTS and LICENSED PROCESSES sold by the LICENSEE during the period of this Agreement.

                  c. ************* of any licensee fee received by LICENSEE from a non-affiliated sublicensee during the period of this Agreement, which said connection with sublicense.

                  d. ************ of any running and/or minimum royalty received by LICENSEE from a non-affiliated sublicensee during the period of this Agreement. In the case of running royalties received said amount shall in no event be less than ********* or more than *********** of the NET SALES of the LICENSED PRODUCTS and LICENSED PROCESSES sold by said non-affiliated sublicensee.

         4.2 All payments due hereunder shall be paid in full, without deduction of taxes or other fees which may be imposed by any government and which shall be paid by LICENSEE.


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                                            CONFIDENTIAL MATERIAL OMITTED AND
                                            FILED SEPARATELY WITH THE SECURITIES
                                            AND EXCHANGE COMMISSION. ASTERISKS
                                            DENOTE SUCH OMISSIONS.


         4.3 No multiple royalties shall be payable because any LICENSED PRODUCT, its manufacture, use, lease, sale or import are or shall be covered by more than one PATENT RIGHTS patent application and/or PATENT RIGHTS patent licensed under this Agreement.

         4.4 If LICENSEE pays royalties to a third party for patents necessary to the manufacture, use or sale of a LICENSED PRODUCT or LICENSED PROCESS, then LICENSEE may credit *************** of the third party royalties paid against the royalties otherwise due to M.I.T. for the LICENSED PRODUCT or LICENSED PROCESS under Article 4.1 b. above; provided, however, that the royalties paid to M.I.T. for that LICENSED PRODUCT or LICENSED PROCESS shall not be less than fifty percent (50%) of those otherwise due under Article 4.1 above.

         4.5 Royalty payments shall be paid in United States dollars in Cambridge, Massachusetts, or at such other place as M.I.T. may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the Chase Manhattan Bank (N.A.) on the last business day of the calendar semiannual reporting period to which such royalty payments relate.

                             5. REPORTS AND RECORDS

         5.1 LICENSEE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to M.I.T. hereunder. Said books of account shall be kept at LICENSEE's principal place of business or the principal place of business of the appropriate division of LICENSEE to which this

Agreement relates. Said books and the supporting data shall be open at all reasonable times and upon reasonable notice for three (3) years following the end of the calendar year to which they pertain, to the inspection of M.I.T. or by an independent auditor selected by M.I.T. who is acceptable to LICENSEE (which acceptance shall not be unreasonably withheld) for the purpose of verifying LICENSEE's royalty statement or compliance in other respects with this Agreement. Should such inspection lead to the discovery of a greater than ten percent (10%) discrepancy in reporting to M.I.T.'s detriment, LICENSEE agrees to pay the full cost of such inspection. M.I.T. shall not inspect such books more than once in any twelve (12) month period and any inspection following termination of this Agreement shall be conducted within twelve (12) months of the effective date of such termination.

         5.2 Before the first commercial sale by LICENSEE or any sublicensee of a LICENSED PRODUCT or LICENSED PROCESS, LICENSEE shall submit the reports due under Article 3.2(a) on January 1 of each year. After the first commercial sale of a LICENSED PRODUCT or LICENSED PROCESS, LICENSEE, within sixty (60) days after June 30 and December 31, of each year, shall deliver to M.I.T. true and accurate reports, giving such particulars of the business conducted by LICENSEE and its sublicensees during the preceding six-month period under this Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following:

                  a. number of LICENSED PRODUCTS manufactured and sold by LICENSEE and all sublicensees;

                  b. total billings for LICENSED PRODUCTS sold by LICENSEE and all sublicensees;

                  c. accounting for all LICENSED PROCESSES used or sold by LICENSEE and all sublicensees;

                  d.       deductions applicable as provided in Article 1.5;


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



                  e. royalties due on additional payments from sublicensees under Article 4.1(c) and 4.1(d);

                  f.       total royalties due; and

                  g.       names and addresses of all sublicensees of LICENSEE.


         5.3 With each such report submitted, LICENSEE shall pay to M.I.T. the royalties due and payable under this Agreement, if no royalties shall be due, LICENSEE shall so report.

         5.4 On or before the ninetieth (90th) day following the close of LICENSEE's fiscal year, LICENSEE shall provide M.I.T. with LICENSEE's certified financial statements for the preceding fiscal year including, at a minimum, a Balance Sheet and an Operating Statement.

         5.5 The royalty payments set forth in this Agreement and amounts due under Article 6 shall, if overdue, bear interest until payment at a per annum rate two percent (2%) above the prime rate in effect at the Chase Manhattan Bank (N.A.) on the due date or the highest rate allowed by law, whichever is less on the due date. The payment of such interest shall not foreclose M.I.T. from exercising any other rights it may have as a consequence of the lateness of any payment.

                             6. PATENT PROSECUTION

         6.1 M.I.T. shall apply for, seek prompt issuance of, and maintain during the term of this Agreement the PATENT RIGHTS in the United States and in the foreign countries listed in Appendix B hereto. Appendix B may be amended by verbal agreement of both parties, such agreement to be confirmed in writing within ten (10) days. The prosecution, filing and maintenance of all PATENT RIGHTS patents and applications shall be the primary responsibility of M.I.T.; provided, however, LICENSEE shall have reasonable opportunities to advise M.I.T. and shall cooperate with M.I.T. in such prosecution, filing and maintenance. M.I.T. shall promptly provide LICENSEE with (i) a copy of all applications filed with the various patent offices (together with a translation thereof if available or if requested by LICENSEE); (ii) a copy of each communication from a patent office relating to each such application (together with a translation thereof if available or if requested by LICENSEE); and, (iii) a copy of each response to the patent office communication relating to each such application (together with a translation thereof if available or if requested by LICENSEE). At LICENSEE's request, LICENSEE shall have the right to file, prosecute and maintain the patent applications for M.I.T. Case No. Case 6394L "Methods And Apparatus For Detecting And Imaging Particles" in M.I.T.'s name in such foreign jurisdictions other than those listed on Appendix B as it may deem appropriate, at LICENSEE's own cost and expense. M.I.T. shall cooperate with LICENSEE in any such filing, prosecution and maintenance.

         6.2 Payment of all fees and costs relating to the filing, normal prosecution, and maintenance of the PATENT RIGHTS not required to be paid by Beckman Instruments, Inc. shall be the responsibility of LICENSEE, whether such fees and costs were incurred before or after the date of this Agreement. Normal prosecution shall not include appeals, interferences and oppositions unless separately agreed to by LICENSEE in each instance before expense therefore is incurred.

                                7. INFRINGEMENT

         7.1 Each party shall inform the other party promptly in writing of any alleged infringement of the PATENT RIGHTS by a third party and of any available evidence thereof.

         7.2 During the term of this Agreement, M.I.T., HARC, and BCM shall have the right, but shall not be obligated, to prosecute at its own expense all infringements of the PATENT

RIGHTS and, in furtherance of such right, LICENSEE hereby agrees that M.I.T., HARC, and BCM may include LICENSEE as a party plaintiff if required by law in any such suit, without expense to LICENSEE. The total cost of any such infringement action commenced or defended solely by M.I.T., HARC, and BCM shall be borne by M.I.T., HARC, and BCM and M.I.T., HARC, and BCM shall keep any recovery or damages for past infringement derived therefrom. M.I.T., HARC, and BCM shall indemnify LICENSEE against any order for costs that may be made against LICENSEE in such proceedings.

         7.3 If within six (6) months after having been notified of any alleged infringement, M.I.T., HARC, and BCM shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if M.I.T., HARC, and BCM shall notify LICENSEE at any time prior thereto of its intention not to bring suit against any alleged infringer in the TERRITORY for the FIELD OF USE, then, and in those events only, LICENSEE shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the PATENT RIGHTS in the TERRITORY for the FIELD OF USE, and LICENSEE may, for such purposes, use the name of M.I.T., HARC, and BCM as party plaintiff if required by law; provided, however, that such right to bring such an infringement action shall remain in effect only for so long as the license granted herein remains exclusive. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of M.I.T., HARC, and BCM, which consent shall not unreasonably be withheld or delayed, but nothing herein shall require LICENSEE to continue prosecuting any such suit beyond the time which LICENSEE deems, in its sole judgment, desirable. LICENSEE shall indemnify M.I.T., HARC, and BCM, as appropriate, against any order for costs that may be made against M.I.T., HARC, and BCM in such proceedings.

         7.4 In the event that LICENSEE shall undertake the enforcement and/or defense of the PATENT RIGHTS by litigation, LICENSEE may withhold up to fifty percent (50%) of the payments otherwise thereafter due M.I.T. under Article 4 hereof and apply the same toward reimbursement of up to half of LICENSEE's expenses, including reasonable attorneys' fees, in connection therewith. Any recovery of damages by LICENSEE for each such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of LICENSEE relating to such suit, and next toward reimbursement of M.I.T. for any payments under
Article 4 past due or withheld and applied pursuant to this Article 7. The balance remaining from any such recovery shall be divided equally between LICENSEE and M.I.T.

         7.5 In the event that a declaratory judgment action alleging invalidity or noninfringement of any of the PATENT RIGHTS shall be brought against LICENSEE, M.I.T., HARC, and BCM, respectively at its option, shall have the right, within thirty (30) days after commencement of such action to intervene and take over the sole defense of the action at its own expense.

         7.6 In any infringement suit as either party may institute to enforce the PATENT RIGHTS pursuant to this Agreement, the other party hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

         7.7 LICENSEE, during the exclusive period of this Agreement, shall have the sole right in accordance with the terms and conditions herein to sublicense any alleged infringer in the TERRITORY for the FIELD OF USE for future use of the PATENT RIGHTS.

                                            CONFIDENTIAL MATERIAL OMITTED AND
                                            FILED SEPARATELY WITH THE SECURITIES
                                            AND EXCHANGE COMMISSION. ASTERISKS
                                            DENOTE SUCH OMISSIONS.


                      8. PRODUCT LIABILITY AND WARRANTIES

         8.1 LICENSEE shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold M.I.T., HARC, and BCM, their trustees, directors, officers, employees and affiliates, harmless against all claims, proceedings, demands and liabilities of any kind whatsoever, including legal expenses and reasonable attorneys' fees, arising out of the death of or injury to any person or persons or out of any damage to property, resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the LICENSED PRODUCT(s) and/or LICENSED PROCESS(es) by LICENSEE.

         8.2 Prior to the first use of a LICENSED PRODUCT and/or LICENSED PROCESS for a commercial application involving human subjects LICENSEE shall obtain and carry in full force and effect commercial, general liability insurance which shall protect LICENSEE and M.I.T., HARC, and BCM with respect to events covered by Article 8.1 above. Such insurance shall be written by a reputable insurance company authorized to do business in the Commonwealth of Massachusetts, shall list M.I.T., HARC, and BCM as additional named insured thereunder, shall be endorsed to include product liability coverage and shall require thirty (30) days written notice to be given to M.I.T., HARC, and BCM prior to any cancellation or material change thereof. The limits of such insurance shall not be less than ****************** per occurrence with an aggregate of ****************** for personal injury or death, and **************** per occurrence with an aggregate of *************** for property damage. LICENSEE shall provide M.I.T., HARC, and BCM with Certificates of Insurance evidencing the same.

         8.3 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, M.I.T., HARC, AND BCM, THEIR TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, AND AFFILIATES MAKE NO REPRESENTATIONS AND EXTENDED NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY M.I.T., HARC, AND BCM THAT THE PRACTICE BY LICENSEE OF THE LICENSE GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY. IN NO EVENT SHALL M.I.T., HARC, AND BCM, THEIR TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER M.I.T., HARC, OR BCM SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY.

         8.4 M.I.T. warrants and represents that it is the exclusive owner of the entire right, title in and to the inventions included in the PATENT RIGHTS or that it has acquired the right to grant licenses to the patent applications and patents included in the PATENT RIGHTS of the scope herein granted.

                               9. EXPORT CONTROLS

         It is understood that M.I.T. is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. M.I.T. neither represents that a license shall not be required nor that, if required, it shall be issued.

                              10. NON-USE OF NAMES

         Except as otherwise required by law LICENSEE shall not use the names or trademarks of the Massachusetts Institute of Technology, Lincoln Laboratory, HARC or BCM, nor any adaptation thereof, nor the names of any of their employees, in any advertising, promotional or sales literature without prior written consent obtained from M.I.T., or said employee, in each case, except that (a) LICENSEE may state that it is licensed by M.I.T. under one or more of the patents and/or applications comprising the PATENT RIGHTS and (b) LICENSEE may use the name of any employee of M.I.T., Lincoln Laboratory, HARC or BCM who is a consultant to and/or member of an advisory board of LICENSEE, with the permission of such consultant or advisory board member, and making clear their affiliation with LICENSEE.

                                 11. ASSIGNMENT

         This Agreement is not assignable and any attempt to do so shall be void, except that any LICENSEE may assign this Agreement to any person, firm or corporation succeeding to that portion of its business to which this Agreement pertains as a result of sale, merger, consolidation, reorganization or otherwise provided such person, firm or corporation shall, without delay, accept in writing the provisions of this Agreement and agree to become in all respects bound thereby in the place and stead of the assigning party and provided further that LICENSEE may assign this Agreement to (or grant an exclusive license to) any special purpose entity, partnership or joint venture in which LICENSEE has an interest or the rights to acquire developed technology.

                             12. DISPUTE RESOLUTION

         12.1 Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm, any and all claims, disputes or controversies arising under, out of, or in connection with the Agreement, including any dispute relating to patent validity or infringement, which the parties shall be unable to resolve within sixty (60) days shall be mediated in good faith. The party raising such dispute shall promptly advise the other party of such claim, dispute or controversy in a writing which describes in reasonable detail the nature of such dispute. If the parties are unable to resolve such dispute within such sixty
(60) day period, either party may demand mediation by written notice to the other party. By not later than ten (10) business days after the recipient has received such demand for mediation, each party shall have selected for itself a representative who shall have the authority to bind such party, and shall additionally have advised the other party in writing of the name and title of such representative. By not later than twenty (20) business days after the date of such demand for mediation, the party against whom the dispute shall be raised shall select a mediation firm in the Boston area which is acceptable to the other party (which acceptance shall not be unreasonably withheld) and such representatives shall schedule a date with such firm for a mediation hearing. Within thirty (30) days after the selection of the mediation firm, the parties shall enter into good faith mediation and shall share the costs equally. If the representatives of the parties have not been able to resolve the dispute within fifteen (15) business days after such mediation hearing, the parties shall have the right to pursue any other remedies legally available to resolve such dispute in either the Courts of the Commonwealth of Massachusetts or in the United States District Court for the District of Massachusetts, to whose jurisdiction for such purposes M.I.T. and LICENSEE each hereby irrevocably consents and submits.

         12.2 Notwithstanding the foregoing, nothing in this Article shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.

                                13. TERMINATION

         13.1 If LICENSEE shall cease to carry on its business with respect to the rights granted in this Agreement, this Agreement shall terminate upon notice by M.I.T.

         13.2 Should LICENSEE fail to make any payment whatsoever due and payable to M.I.T. or HARC hereunder, M.I.T. shall have the right to terminate this Agreement effective on thirty (30) days notice, unless LICENSEE shall make all such payments to M.I.T. within said thirty (30) day period; provided, however, that if LICENSEE in good faith shall dispute all or any part of such payment and shall invoke the provisions of Article 12 hereof, M.I.T. shall have no right to terminate this Agreement until M.I.T. shall have a favorable result from any such mediation and LICENSEE shall thereafter continue to refuse to make any such payment. Upon the expiration of the thirty (30) day period, if LICENSEE shall not have made all such payments to M.I.T., the rights, privileges and license granted hereunder shall automatically terminate.

         13.3 Upon any material breach or default of this Agreement by LICENSEE (excluding Articles 3), other than those occurrences set out in Articles 13.1 and 13.2 hereinabove, which shall always take precedence in that order over any material breach or default referred to in this Article 13.3, M.I.T. shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder effective on ninety (90) days' notice to LICENSEE. Upon any material breach or default of Article 3, M.I.T. shall have the right to terminate LICENSEE's rights as provided in Article 3. Such termination shall become automatically effective unless LICENSEE shall have cured or have begun substantial efforts toward curing any such breach or default prior to the expiration of the ninety (90) day period. If, prior to the expiration of the ninety (90) day notice from M.I.T. of intent to terminate LICENSEE has begun substantial efforts toward curing such breach or default and has documented such efforts in writing to M.I.T., LICENSEE shall have an additional ninety (90) days to complete the cure. If the breach or default is not cured within a total of one hundred eighty (180) days from the original notice of intent to terminate, this Agreement shall then terminate.

         13.4 LICENSEE shall have the right to terminate this Agreement at any time on three (3) months' notice to M.I.T., and upon payment of all amounts due M.I.T. through the effective date of the termination.

         13.5 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination; and Articles 1, 8, 9, 10, 13.5, 13.6, and 16 shall survive any such termination.

         LICENSEE and any sublicensee thereof may, however, after the effective date of such termination, sell all LICENSED PRODUCTS, and complete LICENSED PRODUCTS in the process of manufacture at the time of such termination and sell the same, provided that LICENSEE shall make the payments to M.I.T. as required by Article 4 of this Agreement and shall submit the reports required by Article 5 hereof.

         13.6 No sublicense agreement which may have been entered into by LICENSEE hereunder prior to any surrender or termination of this Agreement or of any of the licenses herein granted under the provisions of this Article 13 shall be affected by any surrender or termination of the licenses herein granted except that M.I.T. shall be substituted for LICENSEE in all of such sublicense agreements and LICENSEE shall be discharged of all obligations accrued or to accrue thereafter under all such sublicense agreements and under this Agreement with respect to such sublicense agreements.

                                14. IMPROVEMENTS

         Ownership of all other Intellectual Property (including patents, copyrights, mask works, tangible research property, improvements, and trademarks) will be as follows:

         a. Ownership of Intellectual Property developed in the course of or pursuant to a M.I.T. sponsored research or other agreement will be determined according to the terms of such agreement.

         b. Ownership of Intellectual Property created by a person providing services to M.I.T. in the course of such services as a "work-for-hire" by operation of the copyright law, or created pursuant to a written agreement with M.I.T. providing for transfer of copyright or ownership to M.I.T., will vest with M.I.T.

         c. Ownership of Intellectual Property developed by faculty, students, staff and others participating in M.I.T. will vest with M.I.T.

         d. Ownership of Intellectual Property made by or on behalf of LICENSEE and not covered under subparagraphs 14(a), 14(b), or 14(c) will vest with LICENSEE.

                 15. PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

         Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given if sent to such party by certified first class mail, postage prepaid, or nationally recognized air carrier service, addressed to it at its address below or as it shall designate by written notice given to the other party:

         All such payments, notices or communications shall be deemed given on the date of actual receipt or, if earlier, five (5) business days after sending in accordance with this Article 15. All notices hereunder shall be in writing.

                  In the case of M.I.T.:

                  Director
                  Technology Licensing Office
                  Massachusetts Institute of Technology
                  77 Massachusetts Avenue, Room E32-300
                  Cambridge, Massachusetts 02139

                  In the case of LICENSEE:

                  President
                  GENOMETRIX, INCORPORATED
                  c/o Houston Advanced Research Center
                  4800 Research Forest Drive
                  The Woodlands, TX 77381


                          16. MISCELLANEOUS PROVISIONS

         16.1 This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

         16.2 The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

         16.3 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

         16.4 LICENSEE agrees to mark the LICENSED PRODUCTS sold in the United States with all applicable United States patent numbers to the extent reasonably practical. All LICENSED PRODUCTS shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

         16.5 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

         16.6 The headings and captions of the various Articles of this Agreement are for the convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement the day and year set forth below.


MASSACHUSETTS INSTITUTE OF                  GENOMETRIX, INCORPORATED
TECHNOLOGY

By: /s/ John T. Preston                     By: /s/ Mitchell D. Eggers
   ------------------------------------        ---------------------------------
Name:  John T. Preston                      Name:  Mitchell D. Eggers
Title: Director of Technology Transfer      Title: Chief Executive Officer
Date:  6/22/94                              Date:  6/20/94

                                   APPENDIX A
UNITED STATES PATENT RIGHTS

M.I.T. Case No. Case 5722L
"Genosensors For DNA Decoding"
By Barry Burke, Chang-Lee Chen, Mitchell Eggers, Daniel Ehrlich, Michael Hogan, Mark Hollis, Bernard Kosicki, Richard Matthews, Ralph Murphy, and Dennis Rathman

that includes patent applications:

USSN 07/794,036
"Method and Apparatus for Molecule Detection"
By Mitchell Eggers, Daniel Ehrlich, Michael Hogan, Kenneth Beanie, John Shumaker, Mark Hollis
Filed November 19, 1991.

USSN 07/872,582
"Optical and Electrical Methods and Apparatus for Molecule Detection"
By Mark Hollis, Daniel Ehrlich, Allen Murphy, Bernard Kosicki, Dennis Rathman, Chang-Lee Chen, Richard Mathews, Barry Burke, Mitchell Eggers, Michael Hogan, Rajender Varma
Filed April 23, 1992.

M.I.T. Case No. Case 6394L
"Methods And Apparatus For Detecting And Imaging Particles Using Large Format Solid State Imaging Techniques"
By Mitchell Eggers, Daniel Ehrlich, Michael Hogan, Mark Hollis, Bernard Kosicki, and Robert Reich

that includes patent application

USSN 08/201,651
"Methods and Apparatus for Detecting and Imaging Particles"
By Mitchell Eggers, Daniel Ehrlich, Michael Hogan, Mark Horns, Bernard Kosicki, and Robert Reich and Barry Burke
Filed February 25, 1994

                                   APPENDIX B

1. Foreign patent applications and patents within the PATENT RIGHTS as of Effective Date:

         For
         M.I.T. Case No. Case 5722L
         "Genosensors For DNA Decoding"
         By Barry Burke, Clang-Lee Chen, Mitchell Eggers, Daniel Ehrlich, Michael Hogan, Mark Hollis, Bernard Kosicki, Richard Mathews, Ralph Murphy, and Dennis Rathman

         that includes patent applications:

         USSN 07/794,036
         "Method and Apparatus for Molecule Detection"
         By Mitchell Eggers, Daniel Ehrlich, Michael Hogan, Kenneth Beattie, John Shumaker, Mark Hollis
         Filed November 19, 1991

         in Japan, Israel, Mexico, and Europe (Austria, Belgium, Denmark, France, France, Germany, Greece, Ireland, Italy, Luxembourg, Monaco, Netherlands, Portugal, Spain, Sweden, Switzerland, United Kingdom).

         USSN 07/872,582
         PCT/US93/03829
         "Optical and Electrical Methods and Apparatus for Molecule Detection" By Mark Hollis, Daniel Ehrlich, Allen Murphy, Bernard Kosicki, Dennis Rathman, Chang-Lee Chen, Richard Mathews, Barry Burke, Mitchell Eggers, Michael Hogan, Rajender Varma
         Filed April 23, 1992.

         in Europe, Canada, and Japan

         M.I.T. Case No. Case 6394L
         "Methods And Apparatus For Detecting And Imaging Particles Using Large Format Solid State Imaging Techniques"
         By Mitchell Eggers, Daniel Ehrlich, Michael Hogan, Mark Hollis, Bernard Kosicki, and Robert Reich

         that includes patent application

         USSN 08/201,651
         "Methods and Apparatus for Detecting and Imaging Particles"
         By Mitchell Eggers, Daniel Ehrlich, Michael Hogan, Mark Hollis, Bernard Kosicki, and Robert Reich and Barry Burke

         Filed February 25, 1994

2. Foreign countries in which PATENT RIGHTS shall be filed, prosecuted and maintained in accordance with Article 6:

         For
         M.I.T. Case No. Case 5722L
         "Genosensors For DNA Decoding"
         By Barry Burke, Chang-Lee Chen, Mitchell Eggers, Daniel Ehrlich, Michael Hogan, Mark Hollis, Bernard Kosicki, Richard Mathews, Ralph Murphy, and Dennis Rathman

         that includes patent applications:

         USSN 07/794,036
         "Method and Apparatus for Molecule Detection"
         By Mitchell Eggers, Daniel Ehrlich, Michael Hogan, Kenneth Beattie, John Shumaker, Mark Hollis
         Filed November 19, 1991.

         in Japan, Israel, Mexico, and Europe (Austria, Belgium, Denmark, France, France, Germany, Greece, Ireland, Italy, Luxembourg, Monaco, Netherlands, Portugal, Spain, Sweden, Switzerland, United Kingdom).

         USSN 07/872,582
         PCT/US93/03829
         "Optical and Electrical Methods and Apparatus for Molecule Detection" By Mark Hollis, Daniel Ehrlich, Allen Murphy, Bernard Kosicki, Dennis Rathman, Chang-Lee Chen, Richard Mathews, Barry Burke, Mitchell Eggers, Michael Hogan, Rajender Varma
         Filed April 23, 1992.

         in Europe, Canada, and Japan

         M.I.T. Case No. Case 6394L
         "Methods And Apparatus For Detecting And Imaging Particles Using Large Format Solid State Imaging Techniques"
         By Mitchell Eggers, Daniel Ehrlich, Michael Hogan, Mark Horns, Bernard Kosicki, and Robert Reich

         that includes patent application

         USSN 08/201,651
         "Methods and Apparatus for Detecting and Imaging Particles"
         By Mitchell Eggers, Daniel Ehrlich, Michael Hogan, Mark Hollis, Bernard Kosicki, and Robert Reich and Barry Burke
         Filed February 25, 1994